ADVISORY AGREEMENT

This ADVISORY AGREEMENT (this "Agreement") is made as of December __, 2012, by and among Christals Management, LLC, a Delaware limited liability company ("Christals"), CP IV SPV, LLC, a Delaware limited liability company ("CP IV") and Peekay Acquisition, LLC, a Delaware limited liability company (the "Company"). Christals and CP IV are referred to herein each as a "Consultant" and together as the "Consultants."

WHEREAS, Christals Acquisition, LLC ("Christals Acquisition") entered into a Purchase Agreement, dated October 9, 2012 (the "Purchase Agreement"), pursuant to which Christals Acquisition acquired all of the membership interests in ZJ Gifts F-2, L.L.C., ZJ Gifts F-3, L.L.C., ZJ Gifts F-4, L.L.C., ZJ Gifts F-5, L.L.C., ZJ Gifts F-6, L.L.C., ZJ Gifts I-1, L.L.C., ZJ Gifts M-1, L.L.C., ZJ Gifts M-2, L.L.C. and ZJ Gifts M-3, L.L.C. (the "Christals Entities");

WHEREAS, Christals Acquisition and Christals have executed that certain Advisory Agreement, dated October 9, 2012 (the "Prior Advisory Agreement"), pursuant to which Christals provides certain services to Christals Acquisition in connection with the management and operations of the Christals Entities;

WHEREAS, Christals Acquisition and the Company have entered into a Contribution Agreement, dated as of the date hereof (the "Contribution Agreement"), pursuant to which Christals Acquisition has contributed of 100% of its membership interests in each of the Christals Entities to the Company;

WHEREAS, Peekay SPA, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("Peekay SPA"), has entered into an Amended and Restated Common Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement", and, together with the Purchase Agreement and the Contribution Agreement, the "Transaction Agreements"), pursuant to which Peekay SPA has acquired all of the issued and outstanding capital stock of Peekay, Inc. and Conrev, Inc.;

WHEREAS, the Company, as borrower, Christals Acquisition, as guarantor, and certain of their affiliates, Cortland Capital Market Services LLC, as collateral agent and administrative agent, CB Agency Services, LLC, as the origination agent (the "Origination Agent"), and the lenders from time to time party thereto have entered into a Financing Agreement, dated as of the date hereof (as amended or otherwise modified from time to time, the "Financing Agreement");

WHEREAS, the Company from time to time desires to retain and avail itself of Consultants, and Consultants desire to perform for the Company and its affiliates certain services;

WHEREAS, Consultants, by and through their officers, employees, agents and affiliates, have developed, in connection with the conduct of their businesses and affairs, expertise in the fields of management, finance and strategic planning;

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, the parties do hereby agree as follows:

1. **Term**. This Agreement shall remain in effect until terminated by (i) Company by written notice to Consultants of termination of this Agreement with respect to both Christals and CP IV (it being understood and agreed that the Company shall not be permitted to terminate this Agreement with respect to one Consultant and not the other), (ii) Christals by written notice to the Company (with a copy to CP IV) of its termination of this Agreement; provided that such notice shall only terminate Christals' rights, obligations and relationship under this Agreement (and shall not affect CP IV), or (iii) CP IV by written notice to the Company (with a copy to Christals) of its termination of this Agreement; provided that such notice shall only terminate CP IV's rights, obligations and relationship under this agreement (and shall not affect Christals), which termination, in each case, shall be effective concurrently with delivery of such written notice to the applicable party (the "Term").

2. **Appointment**. The Company hereby retains Consultants to render management and consulting services to the Company (or to such subsidiaries of the Company as the Company may request) during the term as herein contemplated.

3. **Services**. Consultants, by and through their officers, employees, agents and affiliates, as Consultants, in their sole discretion, shall designate from time to time, agree to perform or cause to be performed such management and consulting services (including, but not limited to management, finance, marketing, operational and strategic planning, relationship access, corporate development and analysis of potential mergers and acquisitions) for the Company and its affiliates as mutually agreed upon by and among Consultants and the Company. In addition, Consultants intend to provide certain services and assistance to the Company, and to provide the Company with certain resources available to Consultants in order to enhance the equity value of the Company; provided that the provision of such resources do not compromise Consultants or impair their ability to conduct Consultants' businesses, as determined in Consultants' sole discretion.

4. **Expenses.**

(a) The Company shall reimburse Consultants for all reasonable and documented out-of-pocket costs and expenses (including the fees and expenses of accountants, attorneys, third-party consultants and other advisors retained by Consultants) incurred in connection with services rendered hereunder and for services rendered in connection with the structuring of the transactions contemplated by the Transaction Agreements and the financing related thereto. Such costs and expenses shall be reimbursed promptly by the Company upon submission of customary expense reports; provided, however, in the case of any transfer or transaction between either Consultant and an Affiliate of that Consultant or the Company for which that Consultant is seeking reimbursement under this Section 4, such transfer or transaction shall be made pursuant to terms that are no less favorable to the Company or Consultants than the terms upon which such transfer or transaction would have been made had such transfer or transaction been made to or with a Person that is not an Affiliate of the Company or Consultants.

For purposes hereof,

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, without limitation, all equity holders (who own 10% or more of such Person), members (who own 10% or more of such Person), directors, partners, managers (if such Person is a limited liability company), and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, joint stock company, limited liability company, unincorporated organization, association, corporation, institution, entity, party, or any governmental authority.

(b) In the event, and during any period, the Company reasonably anticipates that payment of all or any portion of the amounts payable pursuant to this Section 4 will exceed the amount permitted under the terms of any loan agreement to which it is a party, the Company will pay such portion of the amount as the Company reasonably anticipates will not exceed the amount permitted under the terms of such loan agreement. Furthermore, Consultants shall promptly return to the Company any amounts paid to Consultants under this Agreement which are later determined to exceed the amount permitted under the terms of any loan agreement to which the Company is a party. In either case, the Company will pay (or re-pay) such excess amount at the earliest date that it reasonably anticipates the making of such payment will not violate the terms of such loan agreement, and until such time such amounts otherwise due as payment of the amounts payable pursuant to this Section 4 will continue to accrue in accordance with the terms of this Agreement, and any amounts repaid by a Consultant pursuant to this Section 4(b) will be deemed accrued but unpaid.

(c) In no event shall the Origination Agent or any of its Affiliates have any liability to Consultants as a result of any prohibition in the Financing Agreement with respect to the payment of all or any portion of the out-of-pocket costs and expenses payable by the Company to Consultants pursuant to this Section 4.

5. **Compensation**. (a) The Company agrees to pay to each Consultant as compensation for services to be rendered by each Consultant hereunder as follows:

(i) To Christals, a one-time payment of $250,000 upon the execution of this Agreement (the "Transaction Fee"); and

(ii) To each Consultant, $250,000 for each fiscal year during the Term with respect thereto (the "Management Fee").

(b) The Management Fee shall be payable quarterly, in advance, on the first day of each fiscal quarter during the Term, and an initial payment of the Management Fee shall be due upon the execution of this Agreement pro rated for the portion of the fiscal quarter in which this Agreement is executed. Notwithstanding the forgoing, the Origination Agent may

suspend payment of the Management Fee by written notice to Consultants and the Company as a result of the Origination Agent's exercise of remedies under the Financing Agreement, which suspension shall be effective concurrently with delivery of such written notice; provided, however, that if the breach, or other default, giving rise to such suspension is cured, the Company shall pay Consultants within five (5) days thereof all accrued Management Fees for each fiscal quarter in which payment of Management Fees was suspended (including, for the avoidance of doubt, for the fiscal quarter in which such cure took place), and the Management Fee shall thereafter continue to be paid in accordance with this Section 5.

6. **Independent Contractor**. Consultants and the Company agree that each Consultant shall perform its services hereunder as an independent contractor, retaining control over and responsibility for its own operations and employees.

7. **Liability**. Neither Consultant nor any of its affiliates, partners, members, officers, employees, directors or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense (including attorneys fees and expenses) arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of such Consultant or its affiliates, partners, members, officers, employees, directors or agents acting within the scope of their employment or authority. Neither Consultant makes any representations or warranties, express or implied, in respect of the services to be provided by such Consultant or any of its affiliates, or any of their respective partners, members, officers, employees, directors or agents. Notwithstanding any other provision herein, (a) each Consultant and its affiliates shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (i) engage in the same or similar business activities or lines of business as the Company or its subsidiaries and (ii) do business with any client or customer of the Company or its subsidiaries; (b) neither Consultant nor any of such Consultant's officer, director, employee, partner, member, affiliate or associated entity thereof shall be liable to the Company or its subsidiaries or affiliates for breach of any duty (contractual or otherwise) by reason of any such activities or such person's participation therein; and (c) in the event that either Consultant acquires knowledge of a potential transaction or other matter that may be a corporate opportunity for the Company or any of its subsidiaries, on the one hand, and such Consultant, on the other hand, or any other Person, such Consultant shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or its subsidiaries and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, its subsidiaries or any of its affiliates for breach of any duty (contractual or otherwise) by reason of the fact that such Consultant directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company, its subsidiaries or any of its affiliates. In no event will any of the parties hereto be liable to any other party hereto for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise).

8. **Representations and Warranties**. The Company represents and warrants to each Consultant that: (a) the Company has taken all action necessary to permit it to execute and deliver this Agreement and the other documents and instruments to be executed by it

pursuant hereto and to carry out the terms hereof and thereof; (b) this Agreement and each such other document and instrument, when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and (c) the Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any third party or governmental authority in connection with the execution and delivery of this Agreement and the other documents and instruments to be executed by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby, except for such order, consent, approval, authorization, declaration or filing as which has been or will be obtained or made.

9. **Notices**. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (a) delivered in person, (b) transmitted by telecopy, (c) sent by first-class, registered or certified mail, postage prepaid, or (d) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

If to the Company:

590 Madison Avenue, 27th Floor
New York, NY 10022
Facsimile: 212-937-2316
Attention: Ellery Roberts

with a copy (which shall not constitute notice to the Company) to:

Jones Day
222 East 41st Street
New York, NY 10017
Facsimile: 212-755-7306
Attention: Robert F. Kennedy

If to Christals:

590 Madison Avenue, 27th Floor
New York, NY 10022
Facsimile: 212-937-2316
Attention: Ellery Roberts

with a copy (which shall not constitute notice to Christals) to:

Jones Day
222 East 41st Street
New York, NY 10017
Facsimile: 212-755-7306

Attention: Robert F. Kennedy

If to CP IV:

888 Seventh Avenue, 40th Floor
New York, New York 10106
Facsimile: 212-603-2801
with a copy (which shall not constitute notice to CP IV) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Facsimile: 212-593-5955
Attention: Lawrence S. Goldberg

10. **Miscellaneous.**

(a) Termination of the Prior Advisory Agreement. Pursuant to Section 1 of the Prior Advisory Agreement, the Prior Advisory Agreement is hereby terminated. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes the Prior Advisory Agreement and any other agreements or understandings between the parties with respect thereto, whether written or oral.

(b) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of each Consultant and the Company.

(c) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(d) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

(e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of facsimile or other electronic means), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(g) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

(h) **Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.**

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement on the date first written above.

CHRISTALS MANAGEMENT, LLC

By:____________________________
Name:
Title:

PEEKAY ACQUISITION, LLC

By:____________________________
Name:
Title:

CP IV SPV, LLC

By:____________________________
Name:
Title: